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                                                                Exhibit 10.125


                             FIRST AMENDMENT TO THE
                         REGISTRATION RIGHTS AGREEMENT

        This Amendment ("Amendment") is entered into as of this 27th day of September, 1996 between Renaissance Cosmetics, Inc., a Delaware corporation (hereinafter the "Company"), and CIBC Wood Gundy Securities Corp., as Initial Purchaser (hereinafter the "Initial Purchaser").

        WHEREAS, the Company and the Initial Purchaser are parties to a Registration Rights Agreement, dated as of August 15, 1996 (the "Registration Agreement"), entered into in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, between the Company and the Initial Purchaser, relating to the sale by the Company to the Initial Purchaser of 85,000 Units consisting of $85,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 85,000 Warrants for the purchase of shares of its Common Stock, par value $.01 per share; and

        WHEREAS, on September 16, 1996, pursuant to the Purchase Agreement, the Company issued and sold to the Initial Purchaser 10,000 Units consisting of $10,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 10,000 Warrants (collectively with the 85,000 Warrants sold on August 15, 1996, the "Warrants") for the purchase of shares of its Common Stock, par value $.01 per share (collectively with the shares underlying the 85,000 Warrants sold on August 15, 1996 the "Warrant Shares"); and

        WHEREAS, the Purchase Agreement was amended by a Letter Agreement, dated as of September 6, 1996, which provided for an increase in the Purchase Option by 15,000 Units to a total of 35,000 Units consisting of $35,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B and 35,000 Warrants and that the expiration of such Purchase Option be extended to September 30, 1996; and

        WHEREAS, the Company desires and a majority of the holders of outstanding Preferred Stock, as evidenced by written consents, have agreed to amend the Registration Rights Agreement in order to permit the issuance of up to 15,000 additional Units and to change certain definitions providing for an extension of the period in which the Exchange offer can be effected which is necessary as a result of the delay from the issuance of the additional Units; and
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        WHEREAS, the Board of Directors of the Company has approved this
Amendment and the Company has received the requisite consents from a majority of the holders of outstanding Preferred Stock approving and agreeing to be bound by this Amendment; and

        WHEREAS, the Company and the Initial Purchaser desire to amend the Registration Rights Agreement as set forth herein.

        NOW THEREFORE, in consideration of the premises, and other goods and valuable consideration, the sufficiency and receipt of which is hereby acknowledged; the parties agree as follows:

        1. Capitalized terms used herein without definition have the meanings specified in the Registration Rights Agreement.

        2. In the first paragraph on page 1 of the Registration Rights Agreement, the date "May 29, 1996" shall be deleted and replaced with "August 15, 1996."

        3. The first sentence in the second paragraph on page 1 of the Registration Rights Agreement is hereby deleted in its entirety and substituted with the following:

            "This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of August 8, 1996, as amended by the Letter Agreement dated September 6, 1996, between the Company and the Initial Purchaser (the "Purchase Agreement") relating to the sale by the Company to the Initial Purchaser of $80,000,000 aggregate liquidation value of the Company's Senior Redeemable Preferred Stock, Series B, par value $.01 per share (the "Preferred Shares") and the option to the Initial Purchaser to purchase an additional $35,000,000 aggregate liquidation value of the Company's Senior Redeemable Preferred Stock, Series B, par value $.01 per share (the "Option Shares") and warrants to purchase Company Stock (the "Warrants")."

        4. The following terms in Section 1. Definitions shall be deleted in their entirety and substituted with the following:

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                "Certificate of Designation: The Certificate of Designation duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preferred Shares and filed with, and accepted for filing, so as to be effective, by the Secretary of State of the State of Delaware prior to the Closing hereunder and which is substantially in the form of Exhibit 1 to the Purchase Agreement, as may be amended from time to time pursuant to the terms thereof."

                "Effectiveness Date: The 149th day after the Issue Date."

                "Filing Date: The 74th day after the Issue Date."

                "Issue Date: The first date on which the Preferred Shares are sold to the Initial Purchaser pursuant to the Purchase Agreement."

        5. In Section 4. Additional Dividends, subsection (a)(iii)(A), the number "195" shall be deleted and replaced with the number "209."

        6. Nothing herein contained shall in any way alter, waive, annul, vary or affect any terms, conditions or provisions of the Registration Rights Agreement, except as specifically provided herein, it being the intent of the parties hereto that all of the terms, conditions, and provisions of the Registration Rights Agreement shall continue in full force and effect, except as hereby amended.

         7. The construction, validity and interpretation of this Amendment will be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Amendment.

        8. This Amendment may be executed in counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly appointed officers or representatives as of the day and year first above written.

                                       CIBC WOOD GUNDY SECURITIES CORP.


                                       By: /s/ BRUCE SPOHLER
                                           -----------------------------
                                           Name: Bruce Spohler
                                           Title: Managing Director

RENAISSANCE COSMETICS, INC.


By: /s/ THOMAS T.S. KAUNG
    ----------------------------
    Name: Thomas T.S. Kaung
    Title: Group Vice President